                                                                      Exhibit 23


INDEPENDENT AUDITOR'S CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-44430 of OPNET Technologies Inc. on Form S-8 of our report dated April 27, 2001, appearing in this Annual Report on Form 10-K of OPNET Technologies, Inc. for the year ended March 31, 2001.

DELOITTE & TOUCHE LLP
McLean, Virginia
June 27, 2001